Exhibit 99.1

NEW YORK CITY REIT 1 st Quarter 2020 Investor Presentation 123 William Street - New York, NY

Corporate Update ▪ Resilient Portfolio Built for Long Term Success: We believe that the financial strength of the tenants in our portfolio will offset some of the potential disruption from the COVID - 19 crisis and will continue to position NYCR well in the long - term. Although we are likely still in the middle stages of this economic event, we are pleased with the resiliency our portfolio has shown thro ugh these uncertain times ▪ Corporate Response: Beginning in early March, we took proactive steps to prepare for and actively mitigate potential disruptions COVID - 19 would cause. Our advisor enacted safety measures, both required or recommended by local and federal authorities, including remote work policies, cooperation with localized closure or curfew directives, and social distancing measures ▪ Proactive Approach with Positive Results: We remain in direct contact with our tenants since the crisis began, creating open dialogue and deepening the fundamental relationships that we have carefully developed through prior transactions. Thanks to these conversations and the strenuous due diligence and underwriting standards our team has adhered to over the last several years, we’ve experienced great success in our Cash Rent collection efforts during this pandemic ▪ For the month of April, NYCR received 73% of the Cash Rent due across the portfolio ▪ Of the April Cash Rent remaining, rent Deferral Agreements (2) have been approved for 9% of the unpaid Cash Rent while another 16% of Cash Rent is currently in deferral Negotiation (3) NYCR’s focused effort in response to COVID - 19 successfully resulted in over 73% of April Cash Rent (1) collected Note: April Cash Rent collection data as of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved after April 30, 2020 that would apply to Ap ril Cash Rent. This information may not be indicative of any future period. The impact of the COVID - 19 pandemic in our rental revenue for the second quarter of 2020 and thereafter cannot be determined at present. The ultimate impact on our future results of operations and liquidity will depend on the overall length and severity of the COVID - 19 pandemic, which management is unable to predict. 1) Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agr eem ents at inception or any lease amendments thereafter prior to a Deferral Agreement. 2) An amendment to the original lease agreement, or any lease amendments executed prior to this amendment, agreed upon or execut ed by the tenant and landlord in light of COVID - 19 pandemic to defer a certain portion of cash rent. 3) Represents active tenant discussions where no Deferral Agreement has yet been reached. There can be no assurance that these n ego tiations will be successful and will lead to Deferral Agreements on favorable terms, or at all.

April Cash Rent Collection 73% 16% 9% 2% April Cash Rent Paid Deferral in Negotiation Approved Deferral Agreement Other 1) April Cash Rent collection data as of April 30, 2020. Excludes April Cash Rent or Deferral Agreements executed or approved af te r April 30, 2020 that would apply to April Cash Rent. 2) Consists of tenants who have made a partial payment and/or tenants without active communication on a potential deferral agree men t. There can be no assurance that the unpaid rent will be collected. Rent Collection Highlights (1) 73% of April Cash Rent collected x NYCR’s portfolio features a balance of creditworthy large corporate tenants including City National Bank, CVS, TD Bank, and government agencies 16% of April Cash Rent is currently in deferral Negotiation x We have and continue to proactively reach out to our tenants to create direct and open dialog, allowing our team members to understand the potential challenges our tenants are facing and develop mutually agreeable resolutions 9% of April Cash Rent approved for Deferral Agreement x We have entered into various lease Deferral Agreements with an average deferral period of three months and payment of deferred Cash Rent during the first six months of 2021 April Cash Rent Collection Detail (1) NYCR’s proactive and focused effort in response to the COVID - 19 crisis resulted in 73% of April Cash Rent collected with an additional 25% approved or under Deferral Agreement (2)

4 NYCR Highlights ▪ Collected 73% of April Cash Rent with an additional 25% subject to an approved Deferral Agreement or under deferral Negotiation ▪ NYCR had one new lease and two renewals commence at 9 Times Square and one new lease commence at 123 William Street ▪ New leases and renewals represent over 4,000 square feet of first quarter activity ▪ As of April 30th, 2020, NYCR executed two new leases for 25,000 square feet where the lease has not yet commenced ▪ Executed occupancy (1) of 91% ▪ Executed leases represent over $1.6 million of annual cash rent per year ▪ In July, the Company acquired a fee - simple interest in three retail condominium units located at 196 Orchard Street in Manhattan for an aggregate contract sale price of $89 million, excluding acquisition related costs ▪ The leases for all three tenants contain rent escalators and have a weighted average remaining lease term of 13 years ▪ The Company entered into a 10 - year term loan with Nationwide Life Insurance Company for $51 million with an attractive fixed interest rate of 3.85% relating to the acquisition of 196 Orchard Street New York City REIT portfolio occupancy at 89% 1) Executed occupancy is defined as occupancy as of March 31 , 2020 plus executed leases as of April 30 , 2020 for spaces that were unoccupied as of March 31 , 2020 .

5 Q1 2020 Leasing Status Property Rentable SF 3/31/2020 Occupancy Remaining Lease Term (1) 123 William Street 543k SF 93% 6.5 Years 1140 Avenue of the Americas 243k SF 79% 4.3 Years 9 Times Square 167k SF 86% 7.3 Years 196 Orchard Street ( 2019 Acquisition ) 60k SF 100% 12.6 Years 8713 5 th Avenue 18k SF 100% 5.2 Years Other Properties (3 Properties) 133k SF 91% 7.5 Years NYCR Portfolio 1.2 million SF 89% 6.8 Years 1) Remaining lease term in years as of March 31, 2020, calculated on a weighted - average basis.

6 Key Initiatives 1) We define net leverage as total mortgage notes payable, gross of $405.0 million less cash and cash equivalents of $53.2 milli on divided by total real estate investments at cost of $863.2 million as of March 31, 2020. NYCR Continues to Execute on its Investment Strategy ▪ NYCR’s management team continues to focus on its strategic objectives: ▪ Cash Rent collection throughout the COVID - 19 crisis ▪ Emphasis on leasing activity, including both new leases and renewal activity to capitalize on NYCR’s leasing upside ▪ Maintain an efficient capital structure ▪ Examine selective acquisitions in New York City ▪ Position the Company for a liquidity event ▪ Collected 73% of Cash Rent across the portfolio and remain in direct contact with our tenants to understand the potential challenges our tenants are facing and develop mutually agreeable resolutions ▪ Executed leasing pipeline of over 25,000 square feet where leases have not yet commenced ▪ Net leverage remains low at 41% (1) providing room for potential portfolio growth ▪ Complete the disposition of 421 W 54th Street - Hit Factory

Portfolio Overview

NYCR's portfolio of $863 million of real estate investments, at cost, is distributed across eight mixed-use office and retail condominium buildings located in New York City

- Eight properties consisting of 1.2 million square feet
- Portfolio occupancy of 89%
- Weighted average remaining lease term of 6.8 years(1)

Real Estate Investment Summary
($ amounts in thousands)

Portfolio	Acquisition Date	Number of Properties	Rentable Square Feet	Occupancy	Remaining Lease Term (1)	Debt(2)
Unencumbered Assets						
421 W 54th Street - Hit Factory	Jun. 2014	1	12,327	0%	0	
Unencumbered Sub-total		*1*	*12,327*	*0%*	*0*	
Encumbered Assets						
400 E 67th Street – Laurel	Sept. 2014	1	58,750	100%	6.1	$44,610
200 Riverside Boulevard – ICON	Sept. 2014	1	61,475	100%	17.5	$5,390
9 Times Square	Nov. 2014	1	167,390	86%	7.3	$55,000
123 William Street	Mar. 2015	1	542,676	93%	6.5	$140,000
1140 Avenue of the Americas	Jun. 2016	1	242,646	79%	4.3	$99,000
8713 Fifth Avenue	Oct. 2018	1	17,500	100%	5.2	$10,000
196 Orchard Street	Jul. 2019	1	60,297	100%	12.6	$51,000
Encumbered Sub-total		*7*	*1,150,734*	*90%*	*6.8*	*$405,000*
Portfolio Totals		**8**	**1,163,061**	**89%**	**6.8**	**$405,000**

Note: Data as of March 31, 2020.
1) Remaining lease term in years as of March 31, 2020, calculated on a weighted-average basis.
2) Mortgage notes payable, gross as of March 31, 2020.



Note: Map shows seven properties located in Manhattan. Medical office building in Brooklyn not pictured.

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Balance Sheet and Distribution Update

NYCR maintains a conservative balance sheet with a net leverage of 41%[1]

$ amounts in 000's

Consolidated Balance Sheets	Q1 2020	Q4 2019
Total Real Estate Investments (at Cost)	$863,233	$862,608
Cash	53,240	51,199
Other Assets [2]	(19,294)	(12,451)
Total Assets	**$897,179**	**$901,356**
Mortgage Note Payable, net of deferred financing costs	$395,417	$395,031
Other Liabilities	90,569	85,776
Total Liabilities	485,986	480,807
Total Stockholders' Equity	411,193	420,549
Total Liabilities & Equity	**$897,179**	**$901,356**

Distribution Update

NYCR continues to make progress on our previously announced leasing initiatives which were funded, in part, by the suspension of the monthly distribution. The benefits are highlighted below and NYCR expects to realize additional cash inflows in the future:

- 7.3% increase in Cash NOI[3] to $8.4 million year-over-year
- Acquisition of 196 Orchard Street, fully occupied at 3/31/2020
- **As additional rent commences under new leases and once the effects of the current COVID-19 virus become more certain, our board of directors will evaluate our distribution policy**

Property	Outstanding Loan Amount as of 3/31/2020	Fixed / Floating	Effective Interest Rate	Maturity
123 William Street	$140,000	Fixed	4.7%	March 2027
1140 Avenue of the Americas	99,000	Fixed	4.2%	July 2026
9 Times Square[4]	55,000	Fixed	3.7%	April 2024
196 Orchard Street	51,000	Fixed	3.9%	August 2029
Laurel Condo / ICON Garage	50,000	Fixed	4.6%	May 2028
8713 Fifth Avenue	10,000	Fixed	5.1%	November 2028
Less: deferred financing costs, net	(9,583)			
Total / Wtd. Average	**$395,417**		**4.4%**	

1) We define net leverage as total mortgage notes payable, gross of $405.0 million less cash and cash equivalents of $53.2 million divided by total real estate investments at cost of $863.2 million as of March 31, 2020.
2) Other Assets includes accumulated depreciation partially offset by, among other items, restricted cash as of March 31, 2020 in the amount of $8.5M.
3) NOI, or net operating income, is a non-GAAP measure. See page 11 of this presentation for a detailed reconciliation schedule of NOI.
4) Fixed as a result of the Company having entered into a "pay-fixed" interest rate swap agreement, which is included in derivatives, at fair value on the consolidated balance sheet as of March 31, 2020.

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9 Management Team Chris Masterson Chief Financial Officer and Treasurer ▪ Elected Chief Financial Officer and Treasurer of New York City REIT in September 2019 ▪ Serves as Chief Financial Officer of Global Net Lease ▪ Past experience includes accounting positions with Goldman Sachs and KPMG ▪ Certified Public Accountant in New York State Michael Weil Chief Executive Officer, President and Chairman of the Board of Directors ▪ Founding partner of AR Global ▪ Previously served as Senior VP of sales and leasing for American Financial Realty Trust ▪ Served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA) Zachary Pomerantz Senior Vice President of Asset Management ▪ Responsible for asset management and leasing activity ▪ Former Asset Manager for New York REIT, Inc., a nearly 2 million square foot portfolio of New York City properties ▪ Previously worked at ProMed Properties, Swig Equities, Tishman Speyer and Mall Properties

10 Reconciliation of Non - GAAP Metrics: NOI Net Operating Income (NOI) Reconciliation Schedule (in thousands) Three Months Ended March 31, 2020 Three Months Ended March 31, 2019 Net Loss (in accordance with GAAP) $ (6,788) $ (4,584) Other income (119) (154) General & Administrative 2,019 1,931 Asset and property management fees to related parties 1,998 1,548 Depreciation & Amortization 7,519 7,414 Interest Expense 4,832 3,560 Accretion of below - and amortization of above - market lease liabilities and assets, net (362) (467) Straight - line rent (revenue as a lessor) (691) (1,411) Straight - line ground rent (expense as lessee) 27 27 Cash NOI $ 8,435 $ 7,864

11 Important Information Risk Factors For a discussion of the risks which should be considered in connection with our company, see the section entitled “Item 1 A . Risk Factors” in New York City REIT, Inc . ’s (the “Company” or “NYCR”) Annual Report on Form 10 - K filed with the U . S . Securities and Exchange Commission (“SEC”) on March 19 , 2020 , the Company's Quarterly Report on Form 10 - Q filed with the SEC on May 15 , 2020 and subsequent quarterly reports, as well as other filings with the SEC, including the Company's Current Report on Form 8 - K filed with the SEC on May 19 , 2020 . Forward - Looking Statements This presentation may contain forward - looking statements . These forward - looking statements involve substantial risks and uncertainties . Actual results or events could differ materially from the plans, intentions and expectations disclosed in the forward - looking statements the Company makes . You can identify forward - looking statements by the use of forward looking terminology such as “believes,” “expects,” “may,” “will,” “would,” “could,” “should,” “seeks,” “intends,” “plans,” “projects,” “estimates,” “anticipates,” “predicts,” or “potential” or the negative of these words and phrases or similar words or phrases . Please review the end of this presentation and the Company’s Annual Report on Form 10 - K and Quarterly Reports on Form 10 - Q for a more complete list of risk factors, as well as a discussion of forward - looking statements .

12 Risk Factors There are risks associated with an investment in our Company . The following is a summary of some of these risks . For a discussion of the risks which should be considered in connection with our Company, see the section entitled “Item 1 A . Risk Factors” in the Company’s Annual Report on Form 10 - K filed with the SEC on March 19 , 2020 , the Company's Quarterly Report on Form 10 - Q filed with the SEC on May 15 , 2020 and subsequent quarterly reports, as well as other filings with the SEC, including the Company's Current Report on Form 8 - K filed with the SEC on May 19 , 2020 . • All of our executive officers are also officers, managers or holders of a direct or indirect controlling interest in our advisor, New York City Advisors, LLC (our "Advisor") and other entities affiliated with AR Global Investments, LLC (the successor business to AR Capital, LLC, "AR Global") ; as a result, our executive officers, our Advisor and its affiliates face conflicts of interest, including significant conflicts created by our Advisor’s compensation arrangements with us and other investor entities advised by AR Global affiliates, and conflicts in allocating time among these entities and us, which could negatively impact our operating results ; • We depend on tenants for our revenue and, accordingly, our revenue is dependent upon the success and economic viability of our tenants ; • We may not be able to achieve our rental rate objectives on new and renewal leases and our expenses could be greater, which may impact operations ; • Effective March 1 , 2018 , we ceased paying distributions . There can be no assurance we will be able to resume paying distributions at our previous level or at all ; • Our properties may be adversely affected by economic cycles and risks inherent to the New York metropolitan statistical area, especially New York City ; • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID - 19 pandemic, including negative impacts on our tenants and their respective businesses ; • We are obligated to pay fees, which may be substantial, to our Advisor and its affiliates ; • We may fail to continue to qualify to be treated as a real estate investment trust for United States federal income tax purposes ; • Because investment opportunities that are suitable for us may also be suitable for other AR Global - advised programs or investors, our Advisor and its affiliates may face conflicts of interest relating to the purchase of properties and other investments and such conflicts may not be resolved in our favor, meaning that we could invest in less attractive assets, which could reduce the investment return to our stockholders ; • Any potential future acquisition is subject to market conditions and capital availability and may not be identified or completed on favorable terms ; • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid ; • Our stockholders are limited in their ability to sell their shares pursuant to our share repurchase program which is currently suspended and may have to hold their shares for an indefinite period of time ; • If we and our Advisor are unable to find suitable investments, then we may not be able to achieve our investment objectives, or pay distributions ; and • As of March 31 , 2020 , we owned only eight properties and therefore have limited diversification .

13 ▪ For account information, including balances and the status of submitted paperwork, please call us at (866) 902 - 0063 ▪ Financial Advisors may view client accounts, statements and tax forms at www.dstvision.com ▪ Shareholders may access their accounts at www.ar - global.com NewYorkCityREIT.com